FOR:
AMERICOMUSA, INC.
(Filed for Trading with the NASD)


CONTACT:
GREG McANDREWS & ASSOCIATES                        AMERICOMUSA, INC.
Gregory A. McAndrews                               Helen Cooper
(310) 301-3035                                     (805) 542-6776


                                                           FOR IMMEDIATE RELEASE

               AMERICOMUSA, INC. RECEIVES INSTITUTIONAL INVESTMENT



        EMERYVILLE, Calif., May 4, 2000 - AmeriComUSA, Inc. today announced the recent institutional purchase of 100,000 shares of class "A" common stock by D-Brain Capital Ltd.

        "We are pleased that this internationally-noted Internet investment fund
- based in Tokyo, Japan - is recognizing AmeriComUSA, Inc. as a growing force in the on-line advertising arena," company Chief Executive Officer Tom Hopfensperger said in announcing the investment.

        D-Brain made the purchase at $5 per share under Regulation "S" of the Securities Act of 1933, as amended.

        This purchase is the second institutional investment this year in AmeriComUSA, Inc. common stock.


                                         (MORE)

NEWS RELEASE - INSTITUTIONAL INVESTMENT
MAY 4, 2000
PAGE 2



        AmeriComUSA, Inc., has a number of software patents pending and is engaged in the advertising and marketing of goods and services via the Internet, electronic billboards and other remote stations.

        Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release regarding the Company's financial position, business strategy, and plans of management for future operations are "forward looking statements." These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward looking statements include, but are not limited to, statements in which words such as "expect," "see," "anticipate," "intend," "plan," "believe," "estimate," "consider," or similar expressions are used. Forward looking statements are not guarantees of future performance. They involve risks, uncertainties, and assumptions, including the risks discussed under "FACTORS AFFECTING FUTURE OPERATING RESULTS" in the Company's Annual Report on SEC Form 10KSB for its fiscal year ended June 30, 1999, on file with the SEC all of which are incorporated herein by reference. The Company's actual results and stockholder values may differ materially from those anticipated or expressed in these forward looking statements. Many of the factors that will determine these results and values are beyond the Company's ability to control or predict. Readers of this press release are cautioned not to put undue reliance on any forward looking statement. The Company undertakes no obligation to publicly update these forward looking statements, whether as a result of new information, future events or otherwise.

(AM - 14 - 05/ __/00)


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